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______________________________________________________________________________



                         UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM 8-K


                        CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported): November 14, 2003




                   TMBR/SHARP DRILLING, INC.
     (Exact Name of Registrant as Specified in Its Charter)


          Texas                          0-12757               75-1835108
  (State or other jurisdiction       (Commission File         (IRS Employer
of  Incorporation or organization)        Number)           Identification No.)


 4607 West Industrial Blvd., Midland, Texas                  79703
  (Address of Principal Executive Offices)                 (Zip Code)



                          432-699-5050
      (Registrant's telephone number, including area code)















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Item 9.   Regulation FD Disclosure.

     TMBR/Sharp Drilling, Inc. wishes to disclose its press release, dated November 14, 2003, relating to its results of operations and financial condition for the fiscal quarter ended September 30, 2003.

     In accordance with General Instruction B.2 of Form 8-K, the information included in Exhibit 99.1 hereto is being furnished under this Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 12.  Results of Operations and Financial Condition.

     The information included in Exhibit 99.1 hereto is also being furnished under this Item 12 and, in accordance with General Instruction B.6 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.






























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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TMBR/SHARP DRILLING, INC.


                                     By:    /s/Jeffrey D. Phillips
                                          ----------------------------------
                                              Jeffrey D. Phillips, President


Dated: November 14, 2003





































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                          EXHIBIT INDEX


Exhibit No.                     Description
-----------                ---------------------

   99.1 Press Release dated November 14, 2003 announcing financial results of TMBR/Sharp Drilling, Inc. for the second fiscal quarter ended September 30, 2003.












































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
                                                                  Exhibit 99.1



For Immediate Release
---------------------

FROM:     TMBR/Sharp Drilling, Inc.
NASDAQ:   TBDI
CONTACT:  Patricia R. Elledge             Or:   Larry Howell
          Chief Financial Officer         The Howell Group
          432/699-5050                    214-368-1592
          Email: PRElledge@aol.com        Email:howgroup@earthlink.net


For Immediate Release
---------------------

                TMBR/SHARP REPORTS RESULTS
              FOR SECOND QUARTER, SIX MONTHS

     MIDLAND, Texas, November 14, 2003 TMBR/Sharp Drilling, Inc. (Nasdaq: TBDI) today reported net income for the fiscal second quarter ended September 30, 2003 of $608,000, or 11 cents per basic and diluted share, on revenues of $10.7 million, compared to net income of $1.3 million, or 25 cents per basic share
(24 cents diluted), on revenues of $9.7 million for the comparable quarter of last fiscal year.

     For the six months ended September 30, 2003, TMBR/Sharp reported net income of $1.9 million, or 34 cents per share (32 cents diluted), vs. $2.4 million, or 45 cents per basic share (43 cents diluted), in the year-earlier period. Revenues were $22.8 million compared to $19.2 million.

     Thomas C. Brown, Chairman of the Board, commented that the earnings for the six months ended September 30, 2003 were negatively affected by merger costs of approximately $900,000, deferred taxes of approximately $874,000 and increased depreciation, depletion and amortization expenses.

     Oil and gas sales volumes were relatively flat over the same quarter a year ago, but oil and gas revenues increased by 46% due to higher product prices- $29.45 per barrel for oil vs. $22.82, and $4.84 per mcf of natural gas vs.
$2.40 a year ago.

                         (Table follows)















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TMBR/Sharp Drilling, Inc.                             Page 2 of 2



                              (In thousands, except per share amounts)

                    Three months ended September 30:    Six months ended September 30:
                    ------------------------------------------------------------------
                                 2003           2002                2003         2002
--------------------------------------------------------------------------------------
Revenues                      $ 10,671       $  9,747            $ 22,804     $ 19,175
Net income before
     cumulative effect
     of change in
     accounting principle     $    608       $  1,343            $  1,803     $  2,414
Cumulative effect of
     change, net of re-
     lated tax benefit of
     approximately $33        $     --       $     --            $     64     $     --
Net income                    $    608       $  1,343            $  1,867     $  2,414

Per share:
  Basic
     Before cumulative
     effect of change         $    .11       $    .25            $    .33     $    .45
     Cumulative effect
     of change                $     --       $     --            $    .01     $     --
Net income                    $    .11       $    .25            $    .34     $    .45

  Diluted
     Before cumulative
     effect of change         $    .11       $    .24            $    .31     $    .43
     Cumulative effect
     of change                $     --       $     --            $    .01     $     --
Net income                    $    .11       $    .24            $    .32     $    .43
   Weighted average
     shares outstanding
        Basic                    5,500          5,420               5,494        5,412
        Diluted                  5,769          5,642               5,750        5,637

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